Centurion Gold Holdings Inc

12 Main Reef Road
Primrose, 1401 Johannesburg
South Africa.

Office Tel: +27 (0) 11 8735315
Office Fax: +27 (0) 11 8252466
E-Mail: dalepaul@mweb.co.za

15 November 2005

Box 11188
HATFIELD
0028

Attention: The Mantek Resources Board

OFFER TO MANTEK RESOURCES (PTY) LIMITED (Mantek) TO TAKE AN OPTION IN CGHI

The Board of Centurion Gold Holdings Incorporated (CGHI) hereby grants Mantek an option to purchase 30% of CGHI at a strike price $0.20/share subject to shareholder approval at the Annual General Meeting. Mantek will have twenty four months from date of this option letter to exercise the option. A formal option agreement will be prepared shortly.

Mantek's Board will notify the CGHI Board in writing of its intention to exercise this option at any time during the 24 months but no later than seven days before expiry of this period

For and on behalf of the CGHI Board

Dale Paul
CEO: CGHI